UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   February 2, 2018

FRANKLIN STREET PROPERTIES CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	001‑32470	04-3578653
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (781)  557-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective February 2, 2018, the Board of Directors (the “Board”) of Franklin Street Properties Corp., a Maryland corporation (the “Company”), amended and restated the Company’s Bylaws.  The following is a summary of changes effected by adoption of the Amended and Restated Bylaws, which is qualified in its entirety by reference to the Amended and Restated Bylaws filed as Exhibit 3.1 hereto.

GENERAL

In addition to the amendments described below, the Amended and Restated Bylaws include certain changes to (1) clarify language, (2) comply or be consistent with Maryland law and (3) make various technical corrections and non-substantive changes.

The Amended and Restated Bylaws are referred to herein as the amended Bylaws.  The Bylaws as previously in effect are referred to herein as the former Bylaws.

ARTICLE II.  STOCKHOLDERS.

Nominations and Stockholder Business.  The amended Bylaws clarify the timing of the advance notice period to conform to the 120-day notice period under the Federal proxy rules, as interpreted by the Securities and Exchange Commission.  The former Bylaws provided for advance notice of stockholder proposals for nominees for director and for other business at an annual meeting of stockholders 90 to 120 days before the first anniversary of the mailing date of the notice for the preceding year’s annual meeting.  The amended Bylaws require stockholders to notify the secretary of the Company of director nominations and other stockholder proposals not earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the preceding year’s proxy statement.

In addition, the amended Bylaws (i) clarify that a stockholder submitting a proposal of business (including the election of directors) under the advance notice provisions of the Bylaws must be a stockholder of record as of the record date for the meeting of stockholders, at the time of giving of the notice and at the time of the meeting, (ii) establish the timing of the advance notice window in the event that the number of directors to be elected is increased prior to the meeting and (iii) clarify that if the stockholder giving the notice does not appear in person or by proxy at the meeting to present each nominee for election as a director or the other proposed business, the matter will not be considered at the meeting, unless the officer presiding over the meeting determines otherwise.

ARTICLE IV.  COMMITTEES OF THE BOARD OF DIRECTORS.

Committees of the Board.  The amended Bylaws provide that the Board may appoint committees of the Board, composed of one or more directors, and clarify that, unless otherwise provided by the Board, any committee of the Board may delegate some or all of its power and authority to one or more subcommittees.

Meetings of Committees of the Board.  The amended Bylaws specify the manner of providing notice of meetings of committees of the Board and the quorum and voting standards for each committee.

ARTICLE XII.  INDEMNIFICATION.

Indemnification as a Witness.  The amended Bylaws clarify that directors and officers shall be indemnified to the maximum extent permitted by Maryland law when a witness in a proceeding.

ARTICLE XIV.  AMENDMENT OF BYLAWS.

Amendment by Stockholders.  The amended Bylaws permit the stockholders of the Company to amend the Company’s Bylaws by the affirmative vote of the holders of two-thirds of the outstanding shares of the Company’s common stock pursuant to a binding proposal submitted by any stockholder or group of up to five stockholders holding at least one percent of the outstanding shares of the Company’s common stock for at least one year (the “Ownership Threshold”).  A stockholder proposal submitted under Article XIV of the amended Bylaws may not alter or repeal Article XIV of the Company’s Bylaws, which addresses procedures for amendment of the Bylaws, without the approval of the Board.

ITEM 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

             The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

3.1	Amended and Restated Bylaws of Franklin Street Properties Corp., as adopted on February 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

	By:	/s/ Scott H. Carter
Scott H. Carter
Executive Vice President, General Counsel and Secretary

Date: February 6, 2018